Exhibit 23.2

Consent of Independent Certified Public Accountants

To the Board of Directors
Morgans Hotel Group Co.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-131834) of Morgans Hotel Group Co. of our report dated March 15, 2007, relating to the financial statements of Morgans Hotel Group Europe Limited and our report dated March 20, 2007 relating to the financial statements of SC London Limited, which appear in this Form 10-K.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
London, UK

March 28, 2007